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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AXENT Technologies, Inc. 1999 Incentive Stock Plan, AXENT Technologies, Inc. 1998 Incentive Stock Plan, AXENT Technologies, Inc. 1996 Amended and Restated Stock Option Plan, AXENT Technologies, Inc. 1996 Amended and Restated Directors' Stock Option Plan, AXENT Technologies, Inc, Amended and Restated 1991 Stock Option Plan, AXENT Technologies, Inc. 1998 Exchange Option Plan, AXENT Technologies, Inc. 1999 Passgo Technologies Exchange Option Plan, AXENT Technologies, Inc. Internet Tools 1997 Equity Incentive Plan, AssureNet Pathways, Inc., Restated 1982 Stock Option Plan Assumed by AXENT Technologies, Inc., AXENT Technologies, Inc. 1998 Employee Stock Purchase Plan, Symantec Corporation 1996 Equity Incentive Plan, as amended, and the Symantec Corporation 1998 Employee Stock Purchase Plan, as amended of our report dated April 27, 2000, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Jose, California
December 18, 2000